BINDING LETTER OF INTENT

Strategic Joint Venture, Revenue Sharing, and Proposed Acquisition of FORCARA, LLC by Global Technologies, LTD

This Binding Letter of Intent, dated as of June 8, 2026, is entered into by and between **Global Technologies, LTD**, a Delaware corporation, including its subsidiaries and affiliates where applicable ("GTLL" or the "Company"), and **FORCARA, LLC**, a limited liability company ("FORCARA"), together with its current members, managers, and authorized representatives, including William "Bill" Norton where applicable.

GTLL and FORCARA may be referred to individually as a "Party" and collectively as the "Parties."

1. Purpose of Letter of Intent

The purpose of this Binding Letter of Intent is to set forth the principal terms under which the Parties intend to immediately begin a strategic business relationship and complete a definitive transaction pursuant to which FORCARA will become part of the GTLL operating platform.

The Parties acknowledge that FORCARA was created and developed in connection with the business opportunity arising from the former Genesis Four automotive repair software and services platform. FORCARA seeks to modernize, operate, expand, and monetize the former Genesis Four platform, including the existing automotive repair shop client base, software relationships, advisory opportunities, marketing systems, coaching services, tax advisory opportunities, employment leasing opportunities, and related small business service offerings.

The Parties further acknowledge that GTLL is currently operating other revenue-generating subsidiaries and is in the process of restructuring its capital structure, preferred stock designations, common stock authorizations, and potential reverse stock split strategy. As a result, the Parties desire to establish a binding framework that allows GTLL and FORCARA to begin working together immediately, while reserving final equity conversion mechanics for a definitive agreement to be completed on or before June 30, 2026.

2. Business Rationale

The Parties believe the FORCARA opportunity may provide meaningful value to GTLL and its stockholders by adding an operating platform with existing annualized revenue, an established automotive repair shop client base, and the potential to expand revenue per client through additional technology-enabled services.

The primary business objectives include:

1. Preserving and stabilizing existing Genesis Four / FORCARA client revenue;
2. Reducing or halting customer attrition;
3. Modernizing outdated software into more current technology and AI-enabled learning, training, reporting, and client management applications;
4. Expanding the service stack offered to existing and future clients;
5. Increasing revenue per client through advisory, marketing, coaching, tax advisory, employment leasing, and business optimization services;
6. Using GTLL's public company platform, strategic management support, reporting discipline, capital planning, and future funding opportunities to support FORCARA's growth; and
7. Creating a fair equity-based transaction for the current FORCARA members while protecting GTLL's existing stockholders and capital structure.

3. Binding Nature of LOI

This Letter of Intent is intended to be binding with respect to the following provisions:

- Immediate strategic relationship;
- Revenue sharing and joint venture bridge arrangement;
- Exclusivity;
- Confidentiality;
- Good faith obligation to negotiate definitive agreements;
- Due diligence cooperation;
- Closing target;
- Use of FORCARA revenue and operating information;
- Prohibition against competing transactions during the exclusivity period;
- Governing law;
- Expenses; and
- Miscellaneous provisions.

The Parties acknowledge that the final acquisition, merger, unit exchange, preferred equity issuance, conversion mechanics, and subsidiary integration shall be governed by definitive agreements to be negotiated and executed by the Parties.

4. Immediate Joint Venture and Revenue Sharing Arrangement

Effective as of June 8, 2026, the Parties agree to begin operating under an interim joint venture and revenue-sharing arrangement while definitive agreements are prepared.

The purpose of the interim arrangement is to allow GTLL to immediately provide strategic management support, public company oversight, financial reporting assistance, business development support, accounting coordination, capital planning, marketing support, and other growth-related services to FORCARA, while also allowing GTLL to begin participating in the revenue generated by FORCARA.

4.1 Interim Revenue Sharing

Beginning as of the effective date of this Letter of Intent, FORCARA shall report all gross revenue, customer receipts, recurring revenue, new client revenue, contract revenue, and related service revenue to GTLL on a weekly basis.

Unless otherwise agreed in writing, the Parties intend to allocate FORCARA revenue during the interim period as follows:

1. FORCARA shall retain amounts necessary to pay direct platform costs, vendor costs, software costs, customer support costs, and other direct cost of revenue obligations;
2. FORCARA shall retain amounts necessary to fund reasonable ordinary-course operating expenses approved by the Parties;
3. Net revenue, gross profit, or EBITDA, as defined in the definitive joint venture or management agreement, shall be shared between FORCARA and GTLL pursuant to a mutually agreed schedule;
4. Until such schedule is finalized, the Parties agree that GTLL shall be entitled to receive, accrue, or be allocated a management fee and/or revenue participation for the strategic support provided under this Letter of Intent.

The Parties may elect to document the interim revenue arrangement through a separate **Joint Venture Agreement**, **Management Services Agreement**, **Revenue Sharing Agreement**, or **Intercompany Services Agreement**, which may be executed simultaneously with, or shortly after, this Letter of Intent.

4.2 Suggested Interim Revenue Formula

For purposes of beginning the relationship immediately, the Parties agree to use the following interim framework unless replaced by a definitive revenue-sharing agreement:

- FORCARA shall report weekly gross revenue and collections to GTLL;
- FORCARA shall identify direct cost of revenue, platform cost, and required operating expenses;
- GTLL shall be entitled to accrue or receive a management fee equal to **$12,500 per month**, prorated from the effective date of this Letter of Intent, for strategic management, reporting, capital planning, and public company support;
- After direct costs and approved operating expenses, GTLL and FORCARA shall share EBITDA or net operating profit on a **50/50 basis**, unless otherwise modified in definitive agreements;
- Any amounts not paid currently may be accrued as an intercompany payable or transaction-related obligation.

This interim structure is intended to create immediate alignment while preserving flexibility for the final acquisition structure.

5. GTLL Strategic Support

During the interim period and following closing, GTLL expects to provide strategic support to FORCARA, including:

1. Strategic management and executive oversight;
2. Public company reporting support;
3. Accounting and financial reporting coordination;
4. Capital planning and financing strategy;
5. Investor communications support;
6. Assistance with business model documentation;
7. Assistance with sales materials, investor decks, and platform positioning;
8. Support for software modernization and AI-enabled technology planning;
9. Support for marketing funnels, website positioning, and lead generation systems;
10. Support for employment, contractor, commission, and incentive structures;
11. Assistance with revenue reporting, KPI scorecards, and management accountability processes; and
12. Assistance with preparing FORCARA for integration as a GTLL subsidiary.

6. FORCARA Responsibilities

During the interim period and following closing, FORCARA shall be responsible for:

1. Continuing to operate and support the FORCARA / Genesis Four customer base;
2. Preserving existing client relationships and reducing attrition;
3. Expanding revenue per client through additional service offerings;
4. Providing GTLL with weekly revenue reports, customer activity reports, and KPI updates;
5. Providing GTLL with access to financial records, contracts, customer lists, service agreements, revenue records, and platform information;
6. Cooperating with GTLL's accountants, auditors, counsel, and advisors;
7. Maintaining accurate records of revenue, expenses, liabilities, direct costs, and customer obligations;
8. Assisting with the preparation of definitive agreements;
9. Avoiding any transaction, commitment, debt, lien, transfer, or customer assignment outside the ordinary course without GTLL's written consent during the exclusivity period; and
10. Working in good faith to complete the definitive transaction on or before June 30, 2026.

7. Proposed Definitive Transaction

The Parties intend to complete a definitive transaction pursuant to which FORCARA will become a wholly owned subsidiary, controlled subsidiary, or otherwise consolidated operating platform of GTLL.

The final structure may include one or more of the following:

1. Acquisition of FORCARA membership interests by GTLL;
2. Merger of FORCARA into a newly formed GTLL subsidiary;

3. Contribution of FORCARA assets, contracts, intellectual property, customer relationships, and business rights to a GTLL subsidiary;
4. Unit exchange whereby FORCARA members exchange their membership interests for newly designated GTLL preferred equity;
5. Management agreement with option to acquire;
6. Joint venture with mandatory closing upon satisfaction of conditions; or
7. Any other structure mutually approved by the Parties and their advisors.

The Parties currently intend that FORCARA will ultimately operate as a wholly owned or controlled GTLL subsidiary, subject to definitive agreements, due diligence, Board approval, and applicable corporate filings.

8. Proposed Valuation

The Parties currently estimate the initial value of the FORCARA / Genesis Four platform opportunity at approximately **Two Hundred Fifty Thousand Dollars ($250,000)**.

This valuation is based on:

1. Current annualized revenue estimated at approximately **Three Hundred Thousand Dollars ($300,000)**;
2. Existing customer relationships;
3. The potential to retain and stabilize the current client base;
4. The opportunity to increase revenue per client;
5. The ability to expand into advisory, marketing, coaching, tax advisory, employment leasing, and business optimization services;
6. The strategic value of the automotive repair shop vertical; and
7. The potential benefit to GTLL's consolidated revenue profile and public company growth story.

The Parties acknowledge that the final valuation and equity consideration shall be subject to due diligence, revenue verification, customer retention analysis, liability review, contract review, and confirmation of FORCARA's rights to operate, own, manage, acquire, or control the Genesis Four platform and related business opportunity.

9. Proposed Equity Consideration

The Parties intend that the FORCARA members shall receive GTLL equity consideration having an initial target value of approximately **$250,000**, subject to definitive agreements and milestone terms.

Because GTLL is currently evaluating and implementing capital structure initiatives, including preferred stock restructuring, common stock authorization matters, and a planned reverse stock split, the Parties acknowledge that the final number of shares, conversion ratio, common stock equivalent, and timing of issuance cannot be fully determined as of the date of this Letter of Intent.

Accordingly, the Parties intend that the consideration payable to the FORCARA members shall be structured through a newly designated class or series of GTLL preferred stock created specifically for the FORCARA transaction.

Such preferred equity shall be intended to provide the FORCARA members with a pathway to convert into GTLL common stock, subject to:

1. GTLL Board approval;
2. Creation and designation of the applicable preferred equity class;
3. Delaware corporate filings;
4. Availability of authorized preferred and common shares;
5. Securities law compliance;
6. Lock-up and leak-out restrictions;
7. GTLL's planned reverse split or other recapitalization;
8. Revenue and operating milestones;
9. Execution of definitive agreements; and
10. Other terms agreed by the Parties.

10. Milestone-Based Equity Structure

The Parties intend that the proposed FORCARA preferred equity shall be earned, issued, released, or converted based on a combination of closing and future performance milestones.

The definitive agreements may include milestones substantially similar to the following:

10.1 Closing Milestone

A portion of the preferred equity shall be earned upon execution of definitive agreements and confirmation that FORCARA has the contractual right to operate, manage, own, acquire, or control the Genesis Four platform, customer base, revenue relationships, and related business opportunity.

10.2 Revenue Retention Milestone

A portion of the preferred equity shall be earned upon FORCARA maintaining annualized revenue of not less than approximately **$300,000** for a mutually agreed period following closing.

10.3 Revenue Growth Milestone

A portion of the preferred equity shall be earned upon FORCARA achieving increased annualized revenue targets, which may include milestones such as:

- $500,000 annualized revenue;
- $750,000 annualized revenue;
- $1,000,000 annualized revenue; or

- Other targets agreed by the Parties.

10.4 Software Modernization Milestone

A portion of the preferred equity may be earned upon completion of a mutually agreed technology modernization plan, including AI-enabled learning applications, updated client-facing software tools, management dashboards, reporting systems, client portals, or other platform enhancements.

10.5 EBITDA / Profitability Milestone

A portion of the preferred equity may be earned upon FORCARA achieving positive EBITDA, recurring monthly cash flow, or other profitability targets established by the Parties.

10.6 Strategic Expansion Milestone

A portion of the preferred equity may be earned upon expansion of the FORCARA service stack, including advisory services, marketing systems, coaching, tax advisory, employment leasing, or other business optimization services.

11. Capital Structure and Conversion Mechanics

The Parties acknowledge that GTLL's current common stock has recently traded in the range of approximately **$0.0001 to $0.0003** per share and that GTLL's current capital structure includes a large common stockholder base and significant authorized and outstanding common shares.

The Parties further acknowledge that GTLL is evaluating a planned **1:500 reverse stock split**, potential authorization of additional common stock, and the creation or designation of one or more new preferred stock classes.

Accordingly, the final conversion mechanics for the FORCARA preferred equity must be determined in connection with GTLL's broader restructuring plan.

The FORCARA preferred equity may include conversion rights into GTLL common stock; however, the final conversion ratio, timing of conversion, lock-up restrictions, leak-out provisions, voting rights, liquidation rights, and other equity features shall be determined in the definitive agreements.

The Parties acknowledge that final conversion rights may depend upon:

1. GTLL's authorized common stock availability;
2. GTLL's authorized preferred stock availability;
3. GTLL's planned reverse stock split;
4. GTLL's current and future public market trading price;
5. GTLL's fully diluted capitalization;
6. GTLL's existing public stockholder base;

7. GTLL's obligations to other preferred stockholders, creditors, management, advisors, and investors;
8. GTLL Board approval;
9. Delaware corporate filings;
10. Securities law compliance; and
11. Achievement of agreed FORCARA revenue and operating milestones.

Nothing in this Letter of Intent shall require GTLL to issue common stock in excess of its authorized share availability or in a manner that would impair GTLL's ability to complete its public company restructuring, satisfy existing obligations, or protect its stockholders.

12. Revenue Reporting and Accounting Treatment

Beginning upon execution of this Letter of Intent, FORCARA shall provide GTLL with weekly revenue reporting, including:

1. Gross revenue collected;
2. Recurring monthly revenue;
3. Quarterly and annual contract revenue;
4. New client revenue;
5. Existing client retention;
6. Client cancellations;
7. Direct cost of revenue;
8. Software/platform costs;
9. Sales commissions;
10. Operating expenses;
11. EBITDA or estimated net operating profit;
12. Cash balances; and
13. Expected revenue for the next 7, 30, and 90 days.

The Parties intend to work with GTLL's accountants and auditors to determine the appropriate reporting treatment for FORCARA revenue during the interim period and following closing.

The Parties acknowledge that revenue recognition, consolidation, gross versus net presentation, and intercompany accounting treatment shall be subject to review by GTLL's accounting professionals and auditors.

13. Due Diligence

The proposed definitive transaction shall be subject to customary due diligence by GTLL, including review of:

1. FORCARA's organizational documents;
2. Member ownership records;

3. Genesis Four platform ownership, licensing, management, or operating rights;
4. Customer contracts and customer lists;
5. Revenue history and recurring revenue reports;
6. Client retention and attrition data;
7. Software ownership, licenses, intellectual property rights, and development needs;
8. Service obligations to existing customers;
9. Vendor relationships;
10. Historical and current liabilities;
11. Tax obligations;
12. Employee, contractor, and commission arrangements;
13. Financial statements, bank records, and accounting reports;
14. Claims, disputes, or threatened litigation;
15. Any agreements with former Genesis Four owners, members, contractors, or third-party providers; and
16. Any other information reasonably requested by GTLL.

FORCARA shall cooperate in good faith with GTLL's due diligence review.

14. Closing Target

The Parties shall use commercially reasonable efforts to negotiate and execute definitive agreements and close the proposed transaction on or before **June 30, 2026**.

The closing may be extended by mutual written agreement of the Parties.

The definitive agreements shall include customary closing conditions, including:

1. Satisfactory due diligence;
2. Approval by GTLL's Board of Directors;
3. Approval by FORCARA's members and managers;
4. Confirmation of FORCARA's ownership, management, or operating rights;
5. Final agreement on the preferred equity terms;
6. Completion or sufficient progress on GTLL's capital structure plan;
7. Compliance with applicable securities laws;
8. Delaware corporate filings, if required;
9. Delivery of financial records and customer information;
10. Execution of employment, consulting, management, or transition agreements as needed; and
11. Any other closing conditions mutually agreed by the Parties.

15. Exclusivity

From the date of this Letter of Intent through the earlier of closing or termination of this Letter of Intent, FORCARA and its members, managers, officers, and representatives shall not solicit, negotiate, accept, or enter into any competing transaction involving the sale, transfer, merger, acquisition, assignment,

licensing, management, or control of FORCARA, the Genesis Four platform opportunity, or any material FORCARA customer relationships without GTLL's prior written consent.

16. Confidentiality

The Parties agree to maintain the confidentiality of all non-public information exchanged in connection with this Letter of Intent, the proposed transaction, FORCARA's business, GTLL's capital structure, customer information, financial information, and strategic plans.

No Party shall disclose the terms of this Letter of Intent or the proposed transaction except to its attorneys, accountants, auditors, advisors, officers, directors, members, managers, or as otherwise required by law, regulation, public company disclosure obligations, or securities compliance requirements.

17. Public Company Disclosure

FORCARA acknowledges that GTLL is a public company and may be required to disclose material agreements, business combinations, revenue arrangements, related-party matters, preferred equity issuances, or other transaction terms in public filings, press releases, OTC Markets disclosures, SEC reports, or other public company communications.

GTLL shall have the right to determine, in consultation with its counsel and advisors, whether and when public disclosure is required.

18. Expenses

Each Party shall bear its own legal, accounting, advisory, due diligence, and transaction-related expenses unless otherwise agreed in writing.

19. Termination

This Letter of Intent may be terminated:

1. By mutual written agreement of the Parties;
2. By GTLL if due diligence is not satisfactory;
3. By either Party if definitive agreements are not executed by June 30, 2026, unless extended by mutual written agreement;
4. By either Party upon material breach by the other Party, following written notice and a reasonable opportunity to cure;
5. By GTLL if FORCARA cannot demonstrate sufficient rights to operate, manage, acquire, or control the Genesis Four platform and related client relationships; or
6. By either Party if the transaction cannot be completed due to legal, regulatory, corporate, accounting, or securities compliance limitations.

Upon termination, the confidentiality obligations and any accrued payment obligations under the interim revenue-sharing or management arrangement shall survive.

20. Governing Law

This Letter of Intent shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

21. Definitive Agreements

The Parties agree to work in good faith to prepare and execute definitive agreements, which may include:

1. Definitive Merger Agreement;
2. Membership Interest Exchange Agreement;
3. Asset Contribution Agreement;
4. Joint Venture Agreement;
5. Management Services Agreement;
6. Revenue Sharing Agreement;
7. Preferred Stock Designation;
8. Employment or consulting agreements;
9. Operating agreement amendments;
10. Transition services agreement; and
11. Any other agreement necessary to complete the transaction.

22. No Guarantee of Market Value or Liquidity

FORCARA and its members acknowledge that GTLL's common stock is publicly traded, subject to market fluctuation, limited liquidity, regulatory requirements, and substantial risk.

GTLL makes no guarantee regarding the future trading price, liquidity, market capitalization, uplisting potential, investor interest, or future value of GTLL common stock or preferred stock.

The Parties acknowledge that the intended benefit of the proposed transaction is to allow FORCARA members to participate in the potential long-term appreciation of GTLL as GTLL expands its revenue base, restructures its capital structure, and develops its operating subsidiaries.

23. Entire Understanding

This Letter of Intent represents the current understanding of the Parties regarding the proposed transaction and supersedes any prior oral or written discussions concerning the subject matter hereof, except for any confidentiality agreements or other written agreements that expressly survive.

24. Counterparts and Electronic Signatures

This Letter of Intent may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Binding Letter of Intent as of the date first written above.

GLOBAL TECHNOLOGIES, LTD
a Delaware corporation

By: ________________________________
Name: H. Wyatt Flippen
Title: Chief Executive Officer / Chairman

Date: ______________________________

FORCARA, LLC
a limited liability company

By: ________________________________
Name: William "Bill" Norton
Title: Authorized Representative / Manager

Date: ______________________________

FORCARA MEMBERS / OWNERS, IF APPLICABLE

By: ________________________________
Name: ______________________________
Title / Capacity: ___________________
Date: ______________________________